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                                                                     Exhibit 5.1


                                [FORM OF OPINION]
         April __, 1998

         Mercantile Bancorporation Inc.

         RE: Registration Statement on Form S-4 Related to the Acquisition of Firstbank of Illinois Co.

         Ladies and Gentlemen:

                  I and other members of my staff have acted as counsel to Mercantile Bancorporation Inc., a Missouri corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-4 (the "Registration Statement") relating to the up to 13,800,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share, to be issued by the Company in connection with the merger of Firstbank of Illinois Co., a Delaware corporation, with and into the Company.

                  In rendering this opinion, I have examined such corporate records and other documents, and I have reviewed such matters of law, as I have deemed necessary or appropriate. Based on the foregoing, I am of the opinion that the Shares are legally authorized and, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission and the Shares have been issued and paid for upon the terms and conditions set forth in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

                  I hereby consent to be named in the Registration Statement and in the related proxy statement/prospectus contained therein as the attorney who passed upon the legality of the Shares and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                          Very truly yours,



                                          JON W. BILSTROM
                                          General Counsel and Secretary
                                          Mercantile Bancorporation Inc.